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                                                              Exhibit 24.1


                                POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENT that the individuals whose signatures appear below, in their capacities as officers and directors of Immunex Corporation (the "Company"), hereby constitute and appoint Douglas G. Southern their true and lawful attorney-in-fact, with full power of substitution, to sign on behalf of the undersigned the Company's Annual Report on Form 10-K for the 1997 fiscal year pursuant to Section 13 of the Securities and Exchange Act of 1934 and to file the same, with exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission. Each of the undersigned does hereby ratify and confirm all that such attorney-in-fact may do or cause to be done by virtue hereof.


Signature                          Title         Date


    /s/ Joseph J. Carr             Director                 March 10, 1998
-------------------------------                  -------------------------
(Joseph J. Carr)


    /s/ Kirby L. Cramer            Director                  March 4, 1998
-------------------------------                  -------------------------
(Kirby L. Cramer)


    /s/ Richard L. Jackson         Director                 March 10, 1998
-------------------------------                  -------------------------
(Richard L. Jackson)


    /s/ John E. Lyons              Director                  March 1, 1998
-------------------------------                  -------------------------
(John E. Lyons)


    /s/ Joseph M. Mahady           Director                  March 4, 1998
-------------------------------                  -------------------------
(John E. Lyons)


    /s/ Edith W. Martin            Director                  March 8, 1998
-------------------------------                  -------------------------
(Edith W. Martin)


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